SECRETARY OF STATE

STATE OF NEVADA

# CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **SAASMAX, INC.**, did on January 19, 2011, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on January 19, 2011.

ROSS MILLER
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20110119-1811
You may verify this certificate
online at **http://www.nvsos.gov/**

*040101*

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

# Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

| Filed in the office of | Document Number |
|---|---|
| [signature] | 20110039731-07 |
| Ross Miller | Filing Date and Time |
| Secretary of State | 01/19/2011 12:10 PM |
| State of Nevada | Entity Number E0029252011-9 |

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

**1. Name of Corporation:** SAASMAX, INC.

**2. Registered Agent for Service of Process:** (check only one box)

[X] Commercial Registered Agent: AMERICAN CORPORATE ENTERPRISES, INC.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

**3. Authorized Stock:** (number of shares corporation is authorized to issue)

Number of shares *with par value:* 120000000 — Par value per share: $ 0.001 — Number of shares *without par value:* 0

**4. Names and Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) DEANNA K. KELLY-SEE ATTACHED
Name
123 W. NYE LANE, SUITE 12 | CARSON CITY | NV | 89706
Street Address | City | State | Zip Code

2)
Name
Street Address | City | State | Zip Code

**5. Purpose:** (optional; see instructions)

*The purpose of the corporation shall be:*
ANY LEGAL PURPOSE

**6. Name, Address and Signature of Incorporator:** (attach additional page if more than one incorporator)

DEANNA K. KE-SEE ATTACHED
Name

X DEANNA K. KELLY
Incorporator Signature

123 W. NYE LANE, SUITE 12 | CARSON CITY | NV | 89706
Address | City | State | Zip Code

**7. Certificate of Acceptance of Appointment of Registered Agent:**

*I hereby accept appointment as Registered Agent for the above named Entity.*

X AMERICAN CORPORATE ENTERPRISES, INC.
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

1/19/2011
Date

*This form must be accompanied by appropriate fees.*

# Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

***CONTINUED***

***Includes data that is too long to fit in the fields on the NRS 78 Form and all additional director/trustees and incorporators***

| | |
|---|---|
| ENTITY NAME: | SAASMAX, INC. |

| | |
|---|---|
| FOREIGN NAME TRANSLATION: | Not Applicable |

| | |
|---|---|
| PURPOSE: | ANY LEGAL PURPOSE |

| | |
|---|---|
| REGISTERED AGENT NAME: | AMERICAN CORPORATE ENTERPRISES, INC. |
| STREET ADDRESS: | Not Applicable |
| MAILING ADDRESS: | Not Applicable |

| ADDITIONAL | Directors/Trustees |
|---|---|
| Name: DEANNA K. KELLY | |
| Address: 123 W. NYE LANE, SUITE 129 | |
| City: CARSON CITY | |
| State: NV | |
| Zip Code: 89706 | |

| ADDITIONAL | Incorporators |
|---|---|
| Name: DEANNA K. KELLY | |
| Address: 123 W. NYE LANE, SUITE 129 | |
| City: CARSON CITY | |
| State: NV | |
| Zip Code: 89706 | |

# Articles of Incorporation

## of

## SaasMAX, Inc.

**FIRST.** The name of the corporation is:

**SaasMAX, Inc.**

**SECOND.** Its principal office in the State of Nevada is located at 123 W. Nye Lane, Suite 129, Carson City, although this Corporation may maintain an office, or offices, in such other place within or without the state of Nevada as may from time to time be designated by the Board of Directors, or by the by-laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

**THIRD.** The objects for which this Corporation is formed are: To engage in any lawful activity, including, but not limited to the following:

(A) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.

(B) may at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized

(C) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.

(D) Shall have power to sue and be sued in any court of law or equity.

(E) Shall have power to make contracts.

(F) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same devise or bequest in the State of Nevada, or any other state, territory or country.

(G) Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.

(H) Shall have power to make by-laws not inconsistent with the constitution of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

(I) Shall have power to wind up and dissolve itself, or be wound up or dissolved.

(J) Shall have power to adopt and use a common seal or stamp by the corporation on any corporate documents as necessary. The corporation may use a seal or stamp, if it desires, but such non-use shall not in any way affect the legality of the document.

(K) Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable upon the happening of a specified event or events, whether secured by mortgage, pledge, or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

(L) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

(M) Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or fund.

(N) Shall have power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.

(O) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, or any amendment thereof.

(P) Shall have the power to make donations for the public welfare or for charitable, scientific or educational purposes.

(Q) Shall have the power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities.

<u>FOURTH.</u> That the stock authorized that may be issued by the corporation is ONE HUNDRED MILLION (100,000,000) shares of common stock with a nominal or par value of .001 TWENTY MILLION (20,000,000) shares of preferred stock with a nominal or part value of .001. No other class of stock shall be authorized. Said shares with a nominal or par value may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.

**FIFTH.** The governing body of the corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall be reduced to no less than one (1). The name and post office address of the first board of Directors shall be one (1) in number and listed as follows:

Deanna Kelly
123 W. Nye Lane, Suite 129
Carson City, NV 89706

**SIXTH.** The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

**SEVENTH.** The name and post office address of the incorporator(s) signing the Articles of Incorporation is as follows:

Deanna Kelly
123 W. Nye Lane, Suite 129
Carson City, Nevada 89706

**EIGHTH.** The Registered Agent for this corporation shall be:

AMERICAN CORPORATE ENTERPRISES, INC.

The address of said agent, and, the principal or statutory address of this corporation in the State of Nevada is.

123 W. Nye Lane, Suite 129
Carson City, Nevada 89706

**NINTH.** The corporation is to have perpetual existence.

**TENTH.** In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

Subject to the By-Laws, if any, adopted by the stockholders, to make, alter or amend the By-Laws of the Corporation.

To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this corporation.

By resolution passed by a majority of the whole Board, to consist of one (1) or more committees, each committee to consist of one or more directors

of the corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for the purpose, or when authorized by written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the Corporation.

**ELEVENTH.** No shareholder shall be entitled as a matter of right to subscribe for, or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as is in its discretion it shall deem advisable.

**TWELFTH.** No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act of omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

**THIRTEENTH.** This Corporation reserves the right to amend, alter, change, in any manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

**I, THE UNDERSIGNED,** being the Incorporator Herein before named for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein are true, and accordingly have hereunto set my hand this 19th. day of January, 2011.

Deanna Kelly

AMERICAN CORPORATE ENTERPRISES, INC. does hereby accept as Registered Agent for the previously named Corporation.

1/12/2011

By Deanna Kelly, Manager Date

For AMERICAN CORPORATE ENTERPRISES, INC.

*090101*

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

# Certificate of Amendment
(PURSUANT TO NRS 78.380)

| Filed in the office of | Document Number 20110060862-36 |
|---|---|
| Ross Miller Secretary of State State of Nevada | Filing Date and Time 01/26/2011 9:01 AM |
| | Entity Number E0029252011-9 |

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:

SaasMAX, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Section "Fourth" of the original Articles of Incorporation dated January 19 2011 shall be replaced by the below:

Fourth. Shares. The aggregate number of shares of all classes of capital stock, which the corporation has authority to issue is 120,000,000 of which 100,000,000 are to be shares of common stock, $.001 par value, and 20,000,000 are to be preferred stock, $.001 par value. The shares of preferred stock may be issued by the corporation from time to time as approved by the board of directors of the corporation without the approval of the stockholders except as otherwise provided by the Nevada Revised Statutes, these Articles of Incorporation, or the rules of a national securities exchange if applicable. See attached....

3. The undersigned declare that they constitute **at least two-thirds** of the following:

(check only one box) ☐ incorporators ☒ board of directors

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures: (If more than two signatures, attach an 8 1/2" x 11" plain sheet with the additional signatures.)

X ______________________
Authorized Signature

X ______________________
Authorized Signature

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*

Nevada Secretary of State Amend Profit-Before
Revised: 10-16-09

# CONTINUED AMENDMENT TO ARTICLES OF INCORPORATION OF SaasMAX, Inc.

*Section "Fourth" of the original Articles of Incorporation dated January 19 2011 shall be replaced by the below:*

Fourth. Shares. The aggregate number of shares of all classes of capital stock, which the corporation has authority to issue is 120,000,000 of which 100,000,000 are to be shares of common stock, $.001 par value, and 20,000,000 are to be preferred stock, $.001 par value. The shares of preferred stock may be issued by the corporation from time to time as approved by the board of directors of the corporation without the approval of the stockholders except as otherwise provided by the Nevada Revised Statutes, these Articles of Incorporation, or the rules of a national securities exchange if applicable. The consideration for the issuance of the shares shall be paid to or received by the corporation in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of shares shall be cash, services rendered, personal property (tangible or intangible), real property, leases of real property or any combination of the foregoing. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of such consideration shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and non-assessable. In the case of a stock dividend, the part of the surplus of the corporation, which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

(a) Except as provided in these Articles of Incorporation, or in the powers, designations preferences and relative rights of any preferred stock, the holders of the common stock shall exclusively possess all voting power. Subject to the provisions of each holder of shares of common stock shall be entitled to one vote for each share held by such holders.

Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class or series of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitle in preference to the common stock, then dividends may be paid on the common stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors of the corporation.

In the event of any liquidation, dissolution or winding up of the corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the common stock and any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the corporation, to receive the remaining assets of the corporation available for distribution, in cash or in kind.

Each share of common stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the corporation.

(b) Except as provided in these Articles of Incorporation, the board of directors of the corporation is authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of preferred stock in series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitation or restrictions thereof, including, but not limited to determination of any of the following:

(1) the distinctive serial designation and the number of shares constituting such series;

(2) the rights in respect of dividends, if any, to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment or date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

(3) the voting powers, full or limited, if any, of the shares of such series;

(4) whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed:

(5) the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation;

(6) whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds;

(7) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

(8) the subscription or purchase price and form of consideration for which the shares of such series shall be issued; and

(9) whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of preferred stock and whether such shares may be reissued as shares of the same or any other series of preferred stock.

Each share of each series of preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of

the corporation of the same series, except the times from which dividends on shares which may be issued from time to time of any such series may begin to accrue.

(c) No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the board of directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

(d) No shares of any class or series shall have cumulative voting rights in the election of directors.